Limited Power Of Attorney for
			Section 16 Reporting Purposes

       KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Nicole M. Runyan, Brad A. Green and Kim E. Kaufman of Proskauer Rose LLP, signing singly, as the undersigned's true and lawful attorney-in-fact to:

	1. execute for and on behalf of the undersigned, Forms 3, 4 and 5, and amendments thereto, and any successor forms adopted by the Securities and Exchange Commission (the "SEC"), respecting BBR ALO Fund, LLC (the "Fund"), in accordance with Section 16 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

	2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Form 3, 4 or 5, or amendment thereto, and any successor forms adopted by the SEC, and the filing of such form with the SEC and any other authority;

	3. prepare, execute, and submit to the SEC a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords (including a passphrase update request) enabling the undersigned to make electronic filings with the SEC of reports required or considered by the attorney-in-fact to be advisable under Section 16 of the Exchange Act or any rule or regulation of the SEC; and

	4. take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

       The undersigned hereby acknowledges that: (a) the foregoing attorneys-in-fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information; (c) any documents prepared and/or executed by any attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact, in his or her sole discretion, deems necessary or advisable; (d) neither the Fund nor any attorney-in-fact assumes
(i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (e) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including, without limitation, the reporting requirements under Section 16 of the Exchange Act.

       This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Fund, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 30th day of June, 2021.

				LINCOLN PEAK CAPITAL, LLC

			    By: /s/ Seth W. Brennan
				-------------------
			    Name: Seth W. Brennan
			    Title: Managing Partner & Co-Founder


The Commonwealth of Massachusetts

On this 30th day of June, 2021, before me, the undersigned notary public, Seth Brennan personally appeared, proved to me through satisfactory evidence of identification, which were personally known, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose.

/s/ Kelly M. Janjua
-------------------
Kelly M. Janjua, Notary Public
My Commission Expires:  August 3, 2023